UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2005

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 E. Colorado Boulevard, Suite 299 Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement

On September 20, 2005, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an underwriting agreement with A.G. Edwards & Sons, Inc. (the “Underwriter”) in connection with the sale of 1,200,000 shares of the Company’s common stock to the Underwriter. The shares are being offered at $83.00 per share, and the Underwriter expects to deliver the shares to the purchasers on or about September 23, 2005.  The Company has granted the Underwriter a thirty-day option to purchase up to 180,000 additional shares of its common stock to cover over-allotments.  All shares will be offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.

The net proceeds from the offering, not including amounts from the over-allotment option, and after deducting the underwriting discounts is approximately $97.2 million, and will be used towards reducing the outstanding balances on the Company’s unsecured line of credit and for general corporate purposes.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

1.1           Underwriting Agreement, dated September 20, 2005, between Alexandria Real Estate Equities, Inc. and A.G. Edwards & Sons, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: September 20, 2005	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer